Legal Title of Bank: First Union National Bank          Call Date: 12/31/97  ST-BK:  37-0351   FFIEC 031
Address:             Two First Union Center                                                    Page RC-1
City, State, Zip:    Charlotte, NC  28288-0201
FDIC Certificate #:  04885



                                                                       EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                    C400
                                                                          Dollar Amount  in Thousands  RCFD Bil Mil Thou
ASSETS                                                                                                 /////////////////////////
 1.  Cash and balances due from depository institutions (from Schedule RC-A):                          /////////////////////////
      a.   Noninterest-bearing balances and currency and coin (1)..................................... 0081      7,346,667      1.a.
      b.   Interest-bearing balances (2).............................................................. 0071         12,481      1.b.
 2.  Securities:                                                                                       /////////////////////////
      a.   Held-to-maturity securities (from Schedule RC-B, column A)................................. 1754      1,937,159      2.a.
      b.   Available-for-sale securities (from Schedule RC-B, column D)............................... 1773     31,508,601      2.b.
 3.  Federal funds sold and securities purchased under agreements to resell..........................  1350      4,501,133      3.
 4.  Loans and lease financing receivables                                                             /////////////////////////
      a.   Loans and leases, net of unearned income (from Schedule RC-C)........RCFD 2122   98,043,231 /////////////////////////4.a.
      b.   LESS: Allowance for loan and lease losses............................RCFD 3123    1,213,121 /////////////////////////4.b.
      c.   LESS: Allocated transfer risk reserve................................RCFD 3128            0 /////////////////////////4.c.
      d.   Loans and leases, net of unearned income,                                                   /////////////////////////
           allowance, and reserve (item 4.a minus 4.b and 4.c)........................................ 2125     96,830,110      4.d.
 5.  Trading assets (from Schedule RC-D).............................................................  3545      3,818,431      5.
 6.  Premises and fixed assets (including capitalized leases)........................................  2145      2,660,908      6.
 7.  Other real estate owned (from Schedule RC-M)....................................................  2150        112,869      7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)........  2130        269,234      8.
 9.  Customers' liability to this bank on acceptances outstanding....................................  2155        575,447      9.
10.  Intangible assets (from Schedule RC-M)..........................................................  2143      2,896,263     10.
11.  Other assets (from Schedule RC-F)...............................................................  2160      7,274,331     11.
12.  Total assets (sum of items 1 through 11)........................................................  2170    159,743,634     12.

----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


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

Legal Title of Bank: First Union National Bank          Call Date: 12/31/97  ST-BK:  37-0351   FFIEC 031
Address:             Two First Union Center                                                    Page RC-1
City, State, Zip:    Charlotte, NC  28288-0201
FDIC Certificate #:  04885



Schedule RC--Continued

                                                                       Dollar Amount    in Thousands    Bil Mil Thou
                                                                       -------------    ------------    ------------
LIABILITIES                                                                                         //////////////////////
13.  Deposits:                                                                                      //////////////////////
      a.   In domestic offices (sum of totals of columns A and C from Schedule RC-E,                //////////////////////
           part I)................................................................................. RCON 2200  101,438,219  13.a.
           (1)  Noninterest-bearing (1)................................RCON 6631         19,061,893 //////////////////////  13.a.(1)
           (2)  Interest-bearing.......................................RCON 6636         82,376,326 //////////////////////  13.a.(2)
      b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,       //////////////////////
           part II)................................................................................ RCFN 2200    5,487,257  13.b.
           (1)  Noninterest-bearing....................................RCFN 6631             29,619 //////////////////////  13.b.(1)
           (2)  Interest-bearing.......................................RCFN 6636          5,457,638 //////////////////////  13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase.................... RCFD 2800   24,525,123  14.
15.   a.   Demand notes issued to the U.S. Treasury................................................ RCON 2840      426,758  15.a.
      b.   Trading liabilities (from Schedule RC-D)................................................ RCFD 3548    4,547,787  15.b.
16.  Other borrowed money (includes mortgage indebtedness and obligations under                     //////////////////////
     capitalized leases):.......................................................................... //////////////////////
      a.   With a remaining maturity of one year or less........................................... RCFD 2332    3,391,194  16.a.
      b.   With a remaining maturity of more than one year through three years..................... RCFD A547      635,109  16.b.
      c.   With a remaining maturity of more than three years...................................... RCFD A548      416,618  16.c.
17.  Not applicable................................................................................ //////////////////////
18.  Bank's liability on acceptances executed and outstanding...................................... RCFD 2920      575,222  18.
19.  Subordinated notes and debentures (2)......................................................... RCFD 3200    2,797,773  19.
20.  Other liabilities (from Schedule RC-G)........................................................ RCFD 2930    3,662,892  20.
21.  Total liabilities (sum of items 13 through 20)................................................ RCFD 2948  147,903,952  21.
22.  Not applicable................................................................................ //////////////////////
EQUITY CAPITAL                                                                                      //////////////////////
23.  Perpetual preferred stock and related surplus................................................. RCFD 3838      160,540  23.
24.  Common stock.................................................................................. RCFD 3230       82,795  24.
25.  Surplus (exclude all surplus related to preferred stock)...................................... RCFD 3839    8,532,323  25.
26.  a.    Undivided profits and capital reserves.................................................. RCFD 3632    2,823,904  26.a.
     b.    Net unrealized holding gains (losses) on available-for-sale securities.................. RCFD 8434      240,120  26.b.
27.  Cumulative foreign currency translation adjustments........................................... RCFD 3284            0  27.
28.  Total equity capital (sum of items 23 through 27)............................................. RCFD 3210   11,839,682  28.
29.  Total liabilities and equity capital (sum of items 21 and 28)................................. RCFD 3300  159,743,634  29.

Memorandum
To be reported only with the March Report of Condition.
 1.  Indicate in the box at the right the number of the statement below that best describes the
      most comprehensive level of auditing work performed for the bank by independent external                          Number
      auditors as of any date during 1996.......................................................... RCFD 6724  N/A       M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)


4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =   Review of the bank's financial statements by external auditors

6 =   Compilation of the bank's financial statements by external auditors

7 =   Other audit procedures (excluding tax preparation work)

8 =   No external audit work


----------

(1) Includes total demand deposits and noninterest-bearing time and savings deposit.
(2) Includes limited-life preferred stock and related surplus.


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